Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our reports dated March 8, 2005, with respect to the consolidated financial statements and schedules of Lincoln National Corporation, Lincoln National Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

We also consent to the to the incorporation by reference therein of our report dated May 26, 2005, with respect to the financial statements and schedules of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan included in the Annual Report (Form 11-K) of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Philadelphia, PA	/s/ Ernst & Young LLP
June 17, 2005